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                                                                    Exhibit 99.1


EXHIBIT INDEX


Company Press Release dated December 11, 2001, titled Stewart & Stevenson Announces Dividend.



NEWS FROM:                                     STEWART & STEVENSON
                [STEWART & STEVENSON LOGO]     CORPORATE HEADQUARTERS
                                               P.O. BOX 1637
                                               HOUSTON, TX  77251-1637

                                    Client:   Stewart & Stevenson Services, Inc.

                                   Contact:   David Stewart, Treasurer
                                              Stewart & Stevenson Services, Inc.
                                              713-868-7700
FOR IMMEDIATE RELEASE
                                              Ken Dennard/kdennard@easterly.com
                                              Lisa Elliott/lisae@easterly.com
                                              Easterly Investor Relations
                                              713-529-6600


                     STEWART & STEVENSON ANNOUNCES DIVIDEND


HOUSTON, TX - December 11, 2001 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that in its meeting of December 11, 2001 the Board of Directors declared a quarterly cash dividend of $.085 a share payable on February 15, 2002 to shareholders of record on January 31, 2002.


                              Stewart & Stevenson Services, Inc., founded in
                              1902, is a billion-dollar company that
                              manufactures, distributes, and provides service
[STEWART & STEVENSON LOGO]    for a wide range of industrial products and
                              diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit www.ssss.com.